Registration No. 333-173708

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3061413 (I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of Principal Executive Offices)     (Zip Code)

OSI Restaurant Partners, LLC Partner Ownership Account Plan
 (Full title of the plan)

Joseph J. Kadow, Esq.
Executive Vice President, Chief Officer – Legal and Corporate Affairs
OSI Restaurant Partners, LLC
2202 North West Shore Boulevard, 5th Floor, Tampa, Florida  33607
(Name and address of agent for service)

(813) 282-1225
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On April 25, 2011, OSI Restaurant Partners, LLC (the “Company”) filed a registration statement on Form S-8, Registration Number 333-173708 (this “Registration Statement”), with respect to $10,290,000 of deferred compensation obligations (the “Deferred Compensation Obligations”) to be offered under the Company’s Partner Ownership Account Plan, dated May 1, 2011.

The offering of the Deferred Compensation Obligations pursuant to this Registration Statement has been terminated. In accordance with an undertaking made in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to this Registration Statement, the Company hereby removes from registration all Deferred Compensation Obligations that remain unsold as of the date this Post-Effective Amendment No. 1 to Form S-8 is filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa and the State of Florida on this 27th day of July, 2011.

OSI Restaurant Partners, LLC

By: /s/ Joseph J. Kadow
      Joseph J. Kadow, Executive Vice President,
      Chief Officer - Legal and Corporate Affairs

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed on July 27, 2011 by the following persons in the capacities indicated below.

Signature	Title

/s/ Elizabeth A. Smith	Director, President, Chief Executive Officer (Principal Executive Officer)
Elizabeth A. Smith

/s/ Dirk A. Montgomery	Chief Financial Officer (Principal Financial and Accounting Officer)
Dirk A. Montgomery

/s/ A. William Allen, III
A. William Allen, III	Director

/s/ Chris T. Sullivan	Director
Chris T. Sullivan

/s/ Robert D. Basham	Director
Robert D. Basham

/s/ Andrew B. Balson	Director
Andrew B. Balson

/s/ J. Michael Chu	Director
J. Michael Chu

/s/ Philip H. Loughlin	Director
Philip H. Loughlin

/s/ Mark E. Nunnelly	Director
Mark E. Nunnelly

/s/ Mark A. Verdi	Director
Mark A. Verdi